EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Entertainment Properties Trust

     We consent to the use of our report dated February 3, 2004, with respect to the consolidated balance sheets and schedules of Entertainment Properties Trust as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years then ended, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.

                                                     /s/ KPMG LLP

Kansas City, Missouri

September 21, 2004